Exhibit 10.1
Logan Ridge Finance Corporation
650 Madison Avenue, 3rd Floor
New York, NY 10022
Mount Logan Management LLC
650 Madison Avenue, 3rd Floor
New York, NY 10022
Re: Side Letter to Merger Agreement
This side letter (this “Side Letter”), dated as of June 17, 2025, is executed by and between Logan Ridge Finance Corporation, a Maryland corporation (the “Company”) and for the limited purposes set forth therein, Mount Logan Management LLC, a Delaware limited liability company and investment adviser to the Company ((the “Company Adviser”) and, together with the Company, the “Signing Entities”), with respect to that certain Agreement and Plan of Merger, dated as of January 29, 2025, by and among the Signing Entities (the “Merger Agreement”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.
1.Company Stockholders Payment.
(a)In consideration of the consummation of the Transactions, the Company Adviser or one of its Affiliates shall pay or cause to be paid (other than by the Acquiror or the Company), to the holder of each share of Company Common Stock that was issued and outstanding as of the close of business on May 6, 2025 (such shares, together, the “Eligible Company Common Stock”), an amount in cash equal to $0.47 per share of Eligible Company Common Stock held by such holder (the “Company Stockholders Payment”).
(b)Prior to the Closing, the Company Adviser shall appoint a nationally recognized financial institution (the “Payment Agent”) to act as payment agent, pursuant to a payment agent agreement to be entered into between the Company Adviser and the Payment Agent, to make the aggregate Company Stockholders Payment. At or prior to the Closing, the Company Adviser shall deposit, or shall cause one of its Affiliates to deposit, with the Payment Agent the aggregate Company Stockholders Payment (such cash deposit, plus any interest or other income earned thereon, the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to fund payments pursuant to this Section 1.
(c)Promptly following the Closing, the Company Adviser shall instruct the Payment Agent to promptly deliver to each holder of record of Eligible Company Common Stock the Company Stockholders Payment for each such share of Eligible Company Common Stock held of record by such holder (subject to deduction for any withholding Tax). The Payment Agent may condition such payment upon receipt of such information from such holder as is required by applicable Law or the Payment Agent’s internal processes. No interest will be paid or accrued for the benefit of holders of record of Eligible Company Common Stock on their respective Company Stockholders Payment.
(d)Holders of record of Eligible Company Common Stock, in their capacities as such, shall have no rights under this Side Letter or the Merger Agreement other than the right to receive their respective Company Stockholders Payment pursuant to this Section 1. No other holders of shares, other securities or voting power of the Acquiror or the Company, in their capacities as such, shall have any rights to receive any Company Stockholders Payment or other payments pursuant to this Section 1.
2.Miscellaneous.
(a)Subject to the terms of this Side Letter, all terms, conditions and provisions of the Merger Agreement shall remain in full force and effect.
(b)Sections 9.5 (Amendment), 11.2 (Notices), 11.3 (Interpretation; Construction), 11.4 (Counterparts), 11.6 (Governing Law; Jurisdiction; Waiver of Jury Trial) and 11.7 (Assignment; Third Party Beneficiaries) of the Merger Agreement shall apply to this Side Letter, mutatis mutandis, as if set forth herein.
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IN WITNESS WHEREOF, the Company and the Company Adviser have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

LOGAN RIDGE FINANCE CORPORATION

By:	/s/ Ted Goldthorpe
	Name:	Ted Goldthorpe
	Title:	Chief Executive Officer

MOUNT LOGAN MANAGEMENT LLC

By:	/s/ Ted Goldthorpe
	Name:	Ted Goldthorpe
	Title:	Chief Executive Officer
[Signature Page to Side Letter]